UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2013

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On July 16, 2013, International Isotopes Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) in Idaho Falls, Idaho.  At the Annual Meeting, there were 309,655,968 shares represented to vote either in person or by proxy, or 85.46% of the outstanding shares of the Company, which represented a quorum.  The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.

Steve T. Laflin, Christopher Grosso and Ralph M. Richart were elected as directors of the Company, each to serve a one year term or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steve T. Laflin	204,374,846	324,794	104,956,328
Christopher Grosso	204,353,746	345,894	104,956,328
Ralph M. Richart	204,353,646	345,994	104,956,328

2.

Hansen, Barnett & Maxwell, P.C. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
309,301,766	300,902	53,300	0

3.

The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
203,952,244	608,821	138,575	104,956,328

4.

With respect to the proposal regarding the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, the shareholders voted in favor of holding future advisory votes every year based on the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
179,285,429	2,544,217	22,673,204	196,790	104,956,328

In response to the vote by shareholders, the Company’s Board of Directors intends to hold future advisory votes to approve the compensation of the Company’s named executive officers every year until the next required shareholder advisory vote on the frequency of this item or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: July 18, 2013	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer